UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2017

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2017, Rennova Health, Inc. (the “Company”) closed an offering of $4,960,000 stated value of its newly-authorized Series I-1 Convertible Preferred Stock (the “Preferred Stock”). The offering was pursuant to the terms of the Securities Purchase Agreement, dated as of October 30, 2017 (the “Purchase Agreement”), between the Company and certain existing institutional investors of the Company. The Company received proceeds of $4,000,000 from the offering.

The Purchase Agreement gives the investors the right to participate in up to 50% of any offering of common stock or common stock equivalents by the Company. In the event of any such offering, the investors may also exchange all or some of their Preferred Stock for such new securities on an $0.80 stated value of Preferred Stock for $1.00 of new subscription amount basis.

The following is a summary of certain terms and provisions of the Preferred Stock.

General. The Company’s board of directors has designated up to 4,960 shares of the 5,000,000 authorized shares of preferred stock as the Preferred Stock.  Each share of Preferred Stock has a stated value of $1,000.

Rank. The Preferred Stock is senior in right of payment, including dividend rights and liquidation preference, to the Company’s Series G Convertible Preferred Stock and Series H Convertible Preferred Stock.

Conversion. Each share of Preferred Stock is convertible into shares of the Company’s common stock at any time at the option of the holder at a conversion price equal to the lesser of (i) $1.00, subject to adjustment, and (ii) 85% of the lesser of the volume weighted average market price of the common stock on the day prior to conversion or on the day of conversion.  The conversion price is subject to “full ratchet” and other customary anti-dilution protections as more fully described in the Certificate of Designation of the Preferred Stock.  Holders of the Preferred Stock are prohibited from converting Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or, upon election of the holder, 9.99%) of the total number of shares of common stock then issued and outstanding.  However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

Liquidation Preference.  Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock shall be entitled to receive an amount equal to the stated value of the Preferred Stock, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing for each share of Preferred Stock, before any distribution or payment shall be made on any junior securities.

Voting Rights.  Shares of Preferred Stock generally have no voting rights, except as required by law and except that the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation of the Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Preferred Stock, (c) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Dividends.  Holders of Preferred Stock shall be entitled to receive dividends on shares of Preferred Stock equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if dividends are paid on shares of common stock.  No other dividends shall be paid on shares of Preferred Stock.

Redemption.  Upon the occurrence of certain Triggering Events (as defined in the Certificate of Designation of the Preferred Stock), the holder shall, in addition to any other right it may have, have the right, at its option, to require the Company to either redeem the Preferred Stock in cash or in certain circumstance in shares of common stock at the redemption prices set forth in the Certificate of Designation.

Negative Covenants.  As long as at least a specified number of shares of Preferred Stock are outstanding, unless the holders of 67% of the then outstanding shares of Preferred Stock shall have given prior written consent, the Company and its subsidiaries are, with certain exceptions, limited from (a) incurring indebtedness, (b) creating liens, (c) amending its charter documents, (d) repurchasing or acquiring shares of common stock or common stock equivalents, (e) paying cash dividends on junior securities, (f) entering into transactions with affiliates, or (g) entering into any agreement with respect to the foregoing.

The shares of Preferred Stock were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

The foregoing descriptions of the Purchase Agreement and the Preferred Stock do not purport to be complete and are qualified by reference to the Purchase Agreement and the Certificate of Designation of the Preferred Stock, copies of which are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors has appointed Seamus Lagan, the Company’s Chief Executive Officer, as the Company’s Interim Chief Financial Officer. Biographical information and information regarding any transactions with related persons involving Mr. Lagan are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017, which are incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2017, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 4,960 shares of Preferred Stock. The information disclosed in Item 1.01 of this Current Report is incorporated by reference into this Item 5.03.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.13	Certificate of Designation for Series I-1 Convertible Preferred Stock.

10.161	Securities Purchase Agreement, dated as of October 30, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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